EXHIBIT 23    CONSENT OF INDEPENDENT AUDITORS

COMMERCIAL BANCSHARES, INC.



                [LOGO OF HARMAN, THOMPSON, MALLORY & ICE, A.C.]
                     HARMAN, THOMPSON, MALLORY & ICE, A.C.
                         Certified Public Accountants



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Commercial BancShares, Inc. and Subsidiaries
Parkersburg, West Virginia


          We consent to incorporation by reference of our report dated February 10, 1997, relating to the consolidated balance sheet of Commercial BancShares, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 which appears in the Company's Form 10-K Registration Statement. Similarly, we also consent to reference to our firm in the Management's Discussion and Analysis associated with the financial information and statistical data for the above-mentioned periods presented as a part of the above referenced filing.


                                    /s/ Harman, Thompson, Mallory & Ice, A.C.
                                    -----------------------------------------
                                    Harman, Thompson, Mallory & Ice, A.C.
                                    Certified Public Accountants



Parkersburg, West Virginia
March 25, 1997


  Towne Square, P.O. Box 148, Parkersburg, West Virginia  26102  304/485-6584